Exhibit 10.1

AMENDMENT TO LEASE

THIS AMENDMENT TO LEASE (“Amendment”) is made as of August 23, 2018 by and between 480 Arsenal Group LLC, a Massachusetts limited liability company (“Landlord”), and Aileron Therapeutics, Inc., a Delaware corporation (“Tenant”).

WHEREAS, Landlord and Tenant entered into a Lease dated as of March 28, 2018 (the “Lease”), pursuant to which Landlord leased to Tenant certain premises situated at 490 Arsenal Way, Watertown, Massachusetts, all as more particularly described in the Lease;

WHEREAS, at Tenant’s request, Landlord has converted the existing common restrooms on the second floor of the Building adjacent to the Premises to restrooms for Tenant’s exclusive use;

WHEREAS, such conversion increases slightly the number of rentable square feet included within the Premises from that set forth in the Lease; and

WHEREAS, Landlord and Tenant agree that it is their mutual intent that this modification to the Building and the Premises not materially affect the total annual amount of Annual Base Rent payable by Tenant as set forth in the Lease; and

WHEREAS, Landlord and Tenant have agreed to modify the provisions of the Lease as set forth in this Amendment to accomplish the foregoing,

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree to amend the Lease as follows:

1.All capitalized terms used in this Amendment which are defined in the Lease and not otherwise defined herein shall have the same meaning herein as in the Lease.

2.Exhibit B, Building Floor Plan Showing the Premises, is hereby amended by deleting said Exhibit in its entirety and substituting therefor the Exhibit B attached hereto.

3.Article 1, Premises, is hereby amended by deleting therefrom the definition of the term “Premises” in its entirety, and substituting therefor the following:

“Premises:

A total rentable area of 18,768 rentable square feet on the second floor of the West Wing of the Building, as shown on Exhibit B attached hereto, as measured in accordance with the provisions of Section 2.01(e).”

4.Article 1, Tenant’s Pro Rata Share, is hereby amended by deleting therefrom the figure “10.06%” and substituting therefor the figure “10.14%”.

5.Article 1, Base Rent: Initial Term, is hereby amended by deleting therefrom the table as it appears in the Lease under said definition and substituting therefor the table attached as Schedule 1 to this Amendment.

6.Section 4.06, Tenant’s Pro Rata Share, is hereby amended by deleting therefrom the figure “10.06%” and substituting therefor the figure “10.14%”.

7.Exhibit C, Work Letter, Section A.4, Landlord’s Allowance, is hereby amended by deleting the text thereof as it appears in the Lease and substituting therefor the following:

“An amount not to exceed Two Million Four Hundred Nineteen Thousand One Hundred Seventy ($2,419,170.00) Dollars, to be paid by Landlord towards the cost of design and construction of the Initial Tenant Work, which amount shall be paid in the manner provided in this Work Letter.”

8.Except as specifically amended hereby, the Lease shall remain unchanged and shall be in full force and effect, enforceable in accordance with its terms. In the event of any conflict between the provisions of the Lease and the provisions of this Amendment, the provisions of this Amendment shall govern and control.

9.This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, and may not be modified, amended or cancelled except by a written instrument executed by the parties hereto or their respective successors or assigns.

10.Landlord and Tenant each hereby represents and warrants to the other party that it has the power and authority to execute and deliver this Amendment, and that the person executing this Amendment on its behalf has been authorized to do so.

11.This Amendment may be executed in counterparts, each of which shall be deemed an original and all such counterparts shall constitute one and the same instrument. A facsimile or electronic signature affixed to this Amendment shall be valid as if affixed to a hard copy hereof in ink.

(no further text; signatures appear on the next page)

Executed as a sealed instrument as of the date first set forth above.

LANDLORD:

480 ARSENAL GROUP LLC, a Massachusetts limited liability company

By:	/s/ William McQuillan
	Name:	William McQuillan
	Title:	Manager

TENANT:

AILERON THERAPEUTICS, INC., a Delaware corporation

By:	/s/ Donald Dougherty
	Name:	Donald Dougherty
	Title:	CFO

EXHIBIT B
BUILDING FLOOR PLAN SHOWING THE PREMISES

[see attached plan]

SCHEDULE 1

TABLE OF ANNUAL BASE RENT FOR THE INITIAL TERM

Period	Annual Base Rent	Monthly Base Rent	Annual Base Rent Amount
Rent Commencement Date–expiration of
Lease Year 1	$52.55	$82,189.75	$986,277.00
Lease Year 2	$54.13	$84,655.44	$1,015,865.31
Lease Year 3	$55.75	$87,198.44	$1,046,384.07
Lease Year 4	$57.43	$89,819.44	$1,077,833.28
Lease Year 5	$59.15	$92,517.75	$1,110,212.94
Lease Year 6	$60.93	$95,293.59	$1,143,523.05
Lease Year?	$62.75	$98,146.97	$1,177,763.61
Lease Year 8	$64.64	$101,093.39	$1,213,120.71

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